Exhibit 21.1

                 CONSOLIDATED SUBSIDIARIES OF TEREX CORPORATION


Name of Subsidiary                                 Jurisdiction of Incorporation

The American Crane Corporation                                 North Carolina
American Crane International B.V.                             The Netherlands
Amida Industries, Inc.                                         South Carolina
BCP Construction Products, Inc.                                      Delaware
Benford America, Inc.                                                Delaware
Benford Limited                                                United Kingdom
BL - Pegson USA, Inc.                                             Connecticut
BL - Pegson Limited                                            United Kingdom
Brimont S.A.                                                           France
Brown Lenox & Co. Limited                                      United Kingdom
Bucyrus Construction Products, Inc.                                  Delaware
C.P.V. (UK) Ltd.                                               United Kingdom
C.P.V. Refurbishing Ltd.                                              Ireland
Cedarapids, Inc.                                                         Iowa
Cliffmere Limited                                              United Kingdom
CMP Limited                                                    United Kingdom
Coleman Engineering Inc.                                            Tennessee
Comet Coalification Limited                                    United Kingdom
Container Design Ltd.                                                 Ireland
Container Engineering Ireland Limited                                 Ireland
Containers & Pressure Vessels Limited                                 Ireland
Crookhall Coal Company Limited                                 United Kingdom
EarthKing, Inc.                                                      Delaware
Energy and Mineral Processing Limited                                Scotland
Fermec International Ltd.                                      United Kingdom
Fermec Trustees Ltd.                                           United Kingdom
Fermec Holding Ltd.                                            United Kingdom
Fermec Manufacturing Ltd.                                      United Kingdom
Fermec S.A.                                                            France
Fermec North America Ltd.                                      United Kingdom
Finlay (Site Handlers) Limited                                     N. Ireland
Finlay Block Machinery Limited                                     N. Ireland
Finlay Hydrascreen USA, Inc.                                         Michigan
Finlay Hydrascreens (Omagh) Limited                                N. Ireland
Finlay Plant (UK) Ltd.                                         United Kingdom
Foray 827 Limited                                              United Kingdom
Fyne Limited                                                   United Kingdom
Fyne Machineries Limited                                       United Kingdom
Gatewood Engineers Limited                                     United Kingdom
Gru Comedil S.p.A.                                                      Italy
Holland Lift International B.V.                               The Netherlands
IMACO Blackwood Hodge Group Limited                            United Kingdom
IMACO Blackwood Hodge Limited                                  United Kingdom
IMACO Trading Limited                                          United Kingdom
Industrial Conveyor's Sdn Bhd                                        Malaysia
International Machinery Company Limited                        United Kingdom
J.C. Abbott & Co. Ltd.                                         United Kingdom
Jaques (Singapore) Pte Ltd                                          Singapore
Jaques (Thailand) Limited                                            Thailand

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Jaques International Limited                                        Hong Kong
Jaques International Pty. Ltd.                                      Australia
Jaques International Sdn Bhd                                         Malaysia
John Finlay (Engineering) Limited                                  N. Ireland
Keir & Cawder (Engineering) Limited                                  Scotland
Koehring Cranes, Inc.                                                Delaware
Kueken (UK) Ltd.                                               United Kingdom
Matbro (N.I.) Limited                                              N. Ireland
Moffett Iberica S.A.                                                    Spain
New Terex Holdings UK Limited                                  United Kingdom
NGW Supplies Limited                                           United Kingdom
O & K Mining GmbH                                                     Germany
O & K Orenstein & Koppel (South Africa) Pty. Ltd.                South Africa
O & K Orenstein & Koppel Limited                               United Kingdom
O & K Orenstein & Koppel, Inc.                                       Delaware
O & K Orenstein & Koppel, Inc.                                         Canada
Orenstein & Koppel Australia Pty Ltd.                               Australia
Payhauler Corp.                                                      Illinois
Pegson Group Limited                                           United Kingdom
Pegson Limited                                                 United Kingdom
Picadilly Maschinenhandels GmbH & Co. KG                              Germany
PiCo Real Estate, Inc.                                               Delaware
Powerscreen (G.B.) Limited                                     United Kingdom
Powerscreen Holdings USA Inc.                                        Delaware
Powerscreen International (Canada) ULC                                 Canada
Powerscreen International (UK) Limited                         United Kingdom
Powerscreen International Distribution Limited                     N. Ireland
Powerscreen International LLC                                        Delaware
Powerscreen International plc                                  United Kingdom
Powerscreen Limited                                                   Ireland
Powerscreen Manufacturing Limited                                  N. Ireland
Powerscreen North America Inc.                                       Delaware
Powerscreen USA LLC                                                  Kentucky
Powerscreen USC, Inc.                                                Delaware
Powersizer Limited                                             United Kingdom
PPM Cranes, Inc.                                                     Delaware
PPM Deutschland GmbH Terex Cranes                                     Germany
PPM Far East Ltd.                                                   Singapore
P.P.M. S.A.S.                                                          France
         Brimont Engins (division)
Precision Powertrain (UK) Limited                              United Kingdom
Progressive Components, Inc.                                         Illinois
R&R Limited                                                    United Kingdom
Rhaeader Colliery Co. Limited                                  United Kingdom
Royer Industries, Inc.                                           Pennsylvania
Sempurna Enterprise (Malaysia) Sdn Bhd                               Malaysia
Sim-Tech Management Limited                                         Hong Kong
Standard Havens Products, Inc.                                       Delaware
Standard Havens, Inc.                                                Delaware
Sure Equipment (Sales) Limited                                 United Kingdom
Sure Equipment (Scotland) Limited                              United Kingdom
Sure Equipment (Southern) Limited                              United Kingdom
Sure Equipment Group Limited                                   United Kingdom
Terex Mining Australia Pty. Ltd.                                    Australia

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Terex Aerials Limited                                                 Ireland
Terex Aerials, Inc.                                                 Wisconsin
Terex Australia Pty. Ltd.                                           Australia
Terex Aviation Ground Equipment, Inc.                                Delaware
Terex Bartell, Inc.                                                  Delaware
Terex Bartell, Ltd.                                                    Canada
Terex Cranes (Australia) Pty. Ltd.                                  Australia
Terex Cranes, Inc.                                                   Delaware
Terex Equipment Limited                                        United Kingdom
Terex Espana, S.l.                                                      Spain
Terex European Holdings B.V.                                  The Netherlands
Terex Finance, Inc.                                                  Delaware
Terex International Financial Services Co.                         N. Ireland
Terex Italia S.r.l.                                                     Italy
Terexlift S.r.l.                                                        Italy
Terex Lifting Australia Pty. Ltd.                                South Africa
Terex Lifting U.K. Limited                                     United Kingdom
Terex Paving, Inc.                                                   Delaware
Terex Netherlands Holdings B.V.                               The Netherlands
Terex of Western Michigan, Inc.                                      Michigan
Terex Peiner GmbH                                                     Germany
Terex Real Property, Inc.                                        Pennsylvania
Terex UK Limited                                               United Kingdom
Terex West Coast, Inc.                                           South Dakota
Terex-RO Corporation                                                   Kansas
Terex-Telelect, Inc.                                                 Delaware
Tower Cranes, Inc.                                                   New York
Unit Rig (Canada) Ltd.                                                 Canada
Unit Rig (South Africa) Pty. Ltd.                                South Africa